Exhibit 99.2

SYNAGEVA BIOPHARMA CORP.33 HAYDEN AVE.LEXINGTON, MA 02421 VOTE BY INTERNET – [INSERT URL] Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [•]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE – [INSERT PHONE NUMBER ]Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [•]. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•]. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SYNAGEVA BIOPHARMA CORP. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Adoption of the agreement and plan of reorganization, dated as of May 5, 2015, among Synageva BioPharma Corp., Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc. and Galaxy Merger Sub LLC, and approval of the transactions contemplated thereby, including the merger of Pulsar Merger Sub Inc. with and into Synageva BioPharma Corp., with Synageva BioPharma Corp. as the surviving corporation and a direct wholly owned subsidiary of Alexion Pharmaceuticals, Inc. ☐ ☐ ☐ 2. Approval on an advisory (non-binding) basis of the specified compensatory arrangements between Synageva BioPharma Corp. and its named executive officers relating to the proposed mergers. ☐ ☐ ☐ 3. Approval of any motion to adjourn the special meeting, or any adjournments or postponements thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the transaction agreement and approve the transactions contemplated by the transaction agreement. ☐ ☐ ☐Note: If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer. The undersigned acknowledges receipt prior to the execution of this proxy of a notice of the special meeting of stockholders and a proxy statement/prospectus dated [•] [•], 2015. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

DRAFT — FORM OF PROXY ONLY — DO NOT RETURN

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders: The Notice and Proxy Statement/Prospectus is available at [INSERT URL]. [] SYNAGEVA BIOPHARMA CoRP.PROXYSpecial Meeting of Stockholders [INSERT DATE OF MEETING](Solicited on Behalf of the Board of Directors)The undersigned stockholder of Synageva BioPharma Corp. hereby constitutes and appoints [INSERT NAMES OF PROXIES], or either one of them, to act as the attorneys and proxies of the undersigned, each with full power of substitution and revocation, to vote for and otherwise to represent in the name, place and stead of the undersigned at the Special Meeting of Stockholders of Synageva BioPharma Corp. to be held at [the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199], on [INSERT DATE OF MEETING] at [INSERT TIME OF MEETING] (local time), the number of votes the undersigned would be entitled to cast if personally present at the meeting.WHEN
PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3. The instructions entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting.

DRAFT — FORM OF PROXY ONLY — DO NOT RETURN